UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2025

TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 Interchange Way, Louisville, KY	40229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 778-4421

N/A
(Former name, former address and former fiscal year, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPB	New York Stock Exchange

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Turning Point Brands, Inc. held its Annual Meeting of Stockholders on May 6, 2025, at which the following matters were voted upon:

(1)	Election of Directors;
(2)	Approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to limit liability of certain officers;
(3)	Ratification of KPMG LLP as independent registered public accountant for the year ending December 31, 2025; and
(4)	Advisory vote to approve named executive officer compensation.

The final number of votes cast with respect to each matter is set out below:

(1)	Election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gregory H.A. Baxter	12,019,299	238,956	1,952,275
John A. Catsimatidis Jr.	12,131,091	127,164	1,952,275
H.C. Charles Diao	11,881,840	376,415	1,952,275
Ashley D. Frushone	12,004,604	253,651	1,952,275
David E. Glazek	11,991,317	266,938	1,952,275
Graham A. Purdy	12,068,935	189,320	1,952,275
Rohith Reddy	12,060,193	198,062	1,952,275
Kathleen M. Shanahan	12,174,030	84,225	1,952,275
Stephen Usher	12,075,141	183,114	1,952,275
Lawrence S. Wexler	12,025,326	232,929	1,952,275

(2)	Approval of Amendment to Limit Liability of Certain Officers:

For	11,162,253
Against	978,646
Abstain	37,363
Broker Non-Votes	1,952,275

(3)	Ratification of KPMG LLP as independent registered public accountant for the year ending December 31, 2025:

For	14,101,418
Against	3,512
Abstain	25,607
Broker Non-Votes	-

(4)	Advisory vote to approve named executive officer compensation:

For	11,141,486
Against	895,893
Abstain	140,883
Broker Non-Votes	1,952,275

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Dated: May 09, 2025	By:	/s/ Brittani N. Cushman
Brittani N. Cushman
Senior Vice President, General Counsel and Secretary